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                                   EXHIBIT 21


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
                                                         STATE OF        PERCENTAGE
            NAME OF SUBSIDIARY                         ORGANIZATION     OF OWNERSHIP
- ---------------------------------------                ------------     ------------
    14th Street Acquisition Corporation                 New York          100%
    Amherst Holding Corporation                         New York          100%
    Amherst Industries, Inc.                            New York          100%
    Atlantic City Holding Corporation                   New Jersey        100%
    Bensalem Holding Company                            Pennsylvania      100%
    Bethlehem Holding Company                           Pennsylvania      100%
    Bordentown Holding Corporation                      New Jersey        100%
    Brentwood Development Corp.                         New York          100%
    Bridgeland Warehouses, Inc.                         New Jersey        100%
    Camden Holding Corporation                          New Jersey        100%
    Chicopee Holding Corporation                        Massachusetts     100%
    Clementon Holding Corporation                       New Jersey        100%
    Cross Avenue Broadway Corporation                   New York          100%
    Cumberland Holding Corporation                      New Jersey        100%
    Dallas Skillman Abrams Crossing Corporation         Texas             100%
    Delran Holding Corporation                          New Jersey        100%
    Dover Holding Corporation                           New Jersey        100%
    Dundalk Stores Corporation                          Maryland          100%
    Durham Leasing Corp.                                New Jersey        100%
    Eudowood Holding Corporation                        Maryland          100%
    Evesham Holding Corporation                         New Jersey        100%
    Gallery Market Holding Company                      Pennsylvania      100%
    Glen Burnie Shopping Plaza, Inc.                    Maryland          100%
    Greenwich Holding Corporation                       New York          100%
    Hackbridge Corporation                              New Jersey        100%
    Hagerstown Holding Corporation                      Maryland          100%
    Hanover Holding Corporation                         New Jersey        100%
    Hanover Industries, Inc.                            New Jersey        100%
    Hanover Leasing Corporation                         New Jersey        100%
    Hanover Public Warehousing, Inc.                    New Jersey        100%
    Henrietta Holding Corp.                             New York          100%
    HEP Acquisition Corporation                         Delaware          100%
    Jersey City Leasing Corporation                     New Jersey        100%
    Kearny Holding Corp.                                New Jersey        100%
    Kearny Leasing Corporation                          New Jersey        100%
    Lancaster Holding Company                           Pennsylvania      100%
    Landthorp Enterprises, Inc.                         Delaware          100%
    Lawnside Holding Corporation                        New Jersey        100%
    Lawnside Leasing Corporation                        New Jersey        100%
    Lawnwhite Holding Corporation                       New Jersey        100%
    Lewisville Town Centre Corporation                  Texas             100%
    Littleton Holding Corporation                       New Jersey        100%
    Lodi Industries Corp.                               New Jersey        100%
    Lodi Leasing Corporation                            New Jersey        100%
    Manalapan Industries, Inc.                          New Jersey        100%
    Marple Holding Company                              Pennsylvania      100%
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
                                                   STATE OF       PERCENTAGE
         NAME OF SUBSIDIARY                     ORGANIZATION     OF OWNERSHIP
- ----------------------------------------        ------------     ------------
    Menands Holding Corporation                 New York          100%
    Mesquite Crossing Corporation               Texas             100%
    Middletown Holding Corporation              New Jersey        100%
    Montclair Holding Corporation               New Jersey        100%
    Morris Plains Leasing Corp.                 New Jersey        100%
    National Hydrant Corporation                New York          100%
    New Hanover, Inc.                           New Jersey        100%
    Newington Holding Corporation               Connecticut       100%
    New Woodbridge, Inc.                        New Jersey        100%
    North Bergen Stores, Inc.                   New Jersey        100%
    North Plainfield Holding Corporation        New Jersey        100%
    Oak Trading Company                         New Jersey        100%
    Philadelphia Holding Company                Pennsylvania      100%
    Phillipsburg Holding Corporation            New Jersey        100%
    Pike Holding Company                        Pennsylvania      100%
    Princeton Corridor Holding Corporation      New Jersey        100%
    Rahway Leasing Corporation                  New Jersey        100%
    RMJ Company, Inc.                           New Jersey        100%
    Rochester Holding Corporation               New York          100%
    Silver Lane Properties, Inc.                Connecticut       100%
    Springfield Holding Corporation             Massachusetts     100%
    Star Universal Corporation                  New Jersey        100%
    T.G. Hanover, Inc.                          New Jersey        100%
    T.G. Stores, Inc.                           Maryland          100%
    The Second Lawnside Corporation             New Jersey        100%
    The Second Rochester Corporation            New York          100%
    Turnersville Holding Corporation            New Jersey        100%
    Two Guys - Conn., Inc.                      Connecticut       100%
    Two Guys - Mass., Inc.                      Massachusetts     100%
    Two Guys from Harrison, Inc.                New Jersey        100%
    Two Guys from Harrison Company              Pennsylvania      100%
    Two Guys from Harrison - N.Y., Inc.         New York          100%
    Unado Corp.                                 New Jersey        100%
    Upper Moreland Holding Company              Pennsylvania      100%
    Vornado, Inc.                               New York          100%
    Vornado Acquisition Corporation             Delaware          100%
    Vornado Finance Corp.                       Delaware          100%
    Vornado Holding Corporation                 Delaware          100%
    Vornado Investments Corporation             Delaware          100%
    Vornado Lending Corp.                       New Jersey        100%
    Watchung Holding Corporation                New Jersey        100%
    White Horse Lawnside Corporation            New Jersey        100%
    West Windsor Holding Corporation            New Jersey        100%
    York Holding Company                        Pennsylvania      100%
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